EXHIBIT 5

Patton Boggs LLP

1660 Lincoln Street

Suite 1900

Denver, Colorado  80264

(303) 830-1776

November 12, 2002

Jovian Energy, Inc.

1401 Blake Street, Suite 200

Denver, Colorado 80202

Gentlemen and Ladies:

We have acted as counsel for Jovian Energy, Inc., a Delaware corporation (the “Company”), in connection with preparation of the Company’s Registration Statement on Form SB-2 (the “Registration Statement”) under the Securities Act of 1933, as amended, concerning registration of the sale of up to 1,150,000 units (the “Units”), each unit consisting of one share of the Company’s $.0001 par value common stock (the “Common Stock”) and one  Common Stock purchase warrants (the “Warrants”) and underwriters warrants to purchase an additional 150,000 shares of Common Stock.

We have examined the Certificate Of Incorporation and the Bylaws of the Company and the record of the Company’s corporate proceedings concerning the registration described above.  In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary in order to express the opinion set forth in this letter.  In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents.  In addition, as to certain matters we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the material and the factual matters contained herein.

Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that (i) the shares of Common Stock will have been legally issued and will constitute fully paid and non-assessable shares of the Company’s Common Stock and (ii) the shares to be issued upon the exercise, if any, of the Warrants and the underwriters warrants will have been legally issued and will constitute fully paid and non-assessable shares of the Company’s Common Stock.

We hereby consent (a) to be named in the Registration Statement and in the prospectus that constitutes a part of the Registration Statement as acting as counsel in connection with the offering, including with respect to the issuance of securities offered in the offering; and (b) to the filing of this opinion as an exhibit to the Registration Statement.

This opinion is to be used solely for the purpose of the registration of the Common Stock and may not be used for any other purpose.

Very truly yours,

/s/ PATTON BOGGS LLP

PATTON BOGGS LLP